UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2012

AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California		94596
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 27, 2012, American Reprographics Company (the “Company”) and the Company’s wholly-owned subsidiaries, ARC Reprographics Canada Corp. and ARC Digital Canada Corp. (together with the Company, collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, Wells Fargo Bank, National Association, as US agent, and Wells Fargo Capital Finance Corporation Canada, as Canadian agent. The Credit Agreement provides for the extension of revolving loans in an aggregate principal amount not to exceed $50.0 million with a Canadian sublimit of $5.0 million, based on inventory, accounts receivable and unencumbered equipment of the Borrowers and their respective subsidiaries organized in the US and Canada (“Domestic Subsidiaries”) that meet certain eligibility criteria under the Credit Agreement. The Credit Agreement has a maturity date of June 15, 2016.

Amounts borrowed in US dollars under the Credit Agreement bear interest, in the case of LIBOR rate loans, at a per annum rate equal to the LIBOR rate plus the LIBOR Rate Margin (as defined in the Credit Agreement), which may range from 1.75% to 2.25%, based on Average Daily Net Availability (as defined in the Credit Agreement). All other amounts borrowed in US dollars that are not LIBOR rate loans bear interest at a per annum rate equal to (i) the greatest of (A) the Federal Funds rate plus   1/2%, (B) the LIBOR rate (calculated based upon an interest period of three months and determined on a daily basis), plus 1.0% per annum, and (C) the rate of interest announced, from time to time, within Wells Fargo Bank, National Association at its principal office in San Francisco as its “prime rate,” plus (ii) the Base Rate Margin (as defined in the Credit Agreement), which may range from 0.75 to 1.25 percent, based on Average Daily Net Availability. Amounts borrowed in Canadian dollars bear interest at a per annum rate equal to the Canadian Base Rate (as defined in the Credit Agreement) plus the LIBOR Rate Margin, which may range from 1.75% to 2.25%, based on Average Daily Net Availability.

The Credit Agreement contains various loan covenants that restrict the ability of each Borrower and their Domestic Subsidiaries to take certain actions, including restrictions on incurrence of indebtedness, creation of liens, mergers or consolidations, dispositions of assets, repurchase or redemption of capital stock, making certain investments, entering into certain transactions with affiliates or changing the nature of their business. In addition, at any time when Excess Availability (as defined in the Credit Agreement) is less than $10.0 million the Company is required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of at least 1.0 to 1.0. The Company’s obligations under the Credit Agreement are secured by substantially all of the Company’s and its US Domestic Subsidiaries’ assets pursuant to a Guaranty and Security Agreement dated as of January 27, 2012 (the “US Guaranty and Security Agreement”). ARC Reprographics Canada Corp.’s and ARC Digital Canada Corp.’s obligations under the Credit Agreement are secured by substantially all of their assets pursuant to a Canadian Guaranty and Security Agreement dated as of January 27, 2012 (the “Canadian Guaranty and Security Agreement”). Pursuant to the US Guaranty and Security Agreement, the Company’s US Domestic Subsidiaries have also guarantied all of the Borrowers’ obligations under the Credit Agreement. Neither ARC Reprographics Canada Corp. nor ARC Digital Canada Corp. have granted security to secure the Company’s obligations under the Credit Agreement, nor have ARC Reprographics Canada Corp. nor ARC Digital Canada Corp. guarantied the Company’s obligations under the Credit Agreement.

The foregoing descriptions of the Credit Agreement, the US Guaranty and Security Agreement and the Canadian Guaranty and Security Agreement are qualified in their entirety by reference to the Credit Agreement, the US Guaranty and Security Agreement and the Canadian Guaranty and Security Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

Concurrently with the Borrowers’ entry into the Credit Agreement described in Item 1.01 above, the Company paid in full and terminated its existing Credit Agreement dated as of December 1, 2010 among the Company, its subsidiaries party thereto as subsidiary guarantors and Wells Fargo Bank, National Association (the “Existing Credit Agreement”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 27, 2012, the Borrowers entered into the Credit Agreement, the Company and its US Domestic Subsidiaries entered into the US Guaranty and Security Agreement described above and ARC Reprographics Canada Corp. and ARC Digital Canada Corp entered into the Canadian Guaranty and Security Agreement described above.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

On January 27, 2012, the Company rolled-over and continued approximately $3 million of issued but undrawn letters of credit outstanding under the Existing Credit Facility to the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated January 27, 2012 by and among American Reprographics Company, ARC Reprographics Canada Corp., ARC Digital Canada Corp., and Wells Fargo Bank, National Association, as US Agent, Wells Fargo Capital Finance Corporation Canada, as Canadian agent, and the lenders named therein.

10.2	Guaranty and Security Agreement dated January 27, 2012 by and among American Reprographics Company and the Grantors named therein, and Wells Fargo Bank, National Association, as agent.

10.3	Canadian Guaranty and Security Agreement dated January 27, 2012 by and among ARC Reprographics Canada Corp., ARC Digital Canada Corp., and Wells Fargo Bank, National Association, as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2012	AMERICAN REPROGRAPHICS COMPANY

	By:	/s/ John E.D. Toth
John E.D. Toth

Chief Financial Officer

Exhibit No.	Description

10.1	Credit Agreement dated January 27, 2012 by and among American Reprographics Company, ARC Reprographics Canada Corp., ARC Digital Canada Corp., and Wells Fargo Bank, National Association, as US Agent, Wells Fargo Capital Finance Corporation Canada, as Canadian agent, and the lenders named therein.

10.2	Guaranty and Security Agreement dated January 27, 2012 by and among American Reprographics Company and the Grantors named therein, and Wells Fargo Bank, National Association, as agent.

10.3	Canadian Guaranty and Security Agreement dated January 27, 2012 by and among ARC Reprographics Canada Corp., ARC Digital Canada Corp., and Wells Fargo Bank, National Association, as agent.

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